SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 12, 2007
Illumina, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30361 (Commission File No.)	33-0804655 (I.R.S. Employer Identification No.)

9885 Towne Centre Drive
San Diego, California (Address of principal executive offices)	92121-1975 (Zip Code)
Registrant’s telephone number, including area code (858) 202-4500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT 1.1
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01. Entry into a Material Definitive Agreement.
On February 12, 2007, Illumina Inc. (the “Company”) agreed, pursuant to a purchase agreement between the Company and the Initial Purchasers named therein (the “Purchase Agreement”), to sell to the initial purchasers $400 million principal amount of 0.625% Convertible Senior Notes due 2014 (the “Notes”), which included the exercise of the initial purchasers’ option to purchase up to an additional $50 million aggregate principal amount of Notes, through offerings to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds from the offering, after deducting the initial purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $390.3 million, including the exercise of the initial purchasers’ over-allotment option in full. A copy of the Purchase Agreement is attached hereto as Exhibit 1.1, is incorporated herein by reference and hereby filed; the description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.
The closing of the sale of the Notes occurred on February 16, 2007. The Notes and the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable in certain circumstances upon the conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.
The Notes are governed by an indenture, dated as of February 16, 2007 (the “Indenture”), between the Company and Bank of New York, as trustee (the “Trustee”). A copy of the Indenture is attached hereto as Exhibit 4.1, is incorporated herein by reference, and is hereby filed; the descriptions of the Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and Notes, respectively.
The initial purchasers and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, corporate trust, financial advisory services and other commercial dealings in the ordinary course of business with the Company. They have received customary fees and commissions for these transactions.
The Notes will be convertible into cash and, if applicable, shares of our common stock, $0.01 par value per share, based on an initial conversion rate, subject to adjustment, of 22.9029 shares per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $43.66 per share), only in the following circumstances and to the following extent: (1) during the five business-day period after any five consecutive trading period (the “measurement period”) in which the trading price per note for each day of such measurement period was less than 97% of the product of the last reported sale price of our common stock and the conversion rate on each such day; (2) during any calendar quarter (and only during such quarter) after the calendar quarter ending March 31, 2007, if the last reported sale price of the Company’s common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter; (3) upon the occurrence of specified events; and (4) the notes will be convertible at any time on or after, November 15, 2013 through the third scheduled trading day immediately preceding the maturity date.
The Company will pay 0.625% interest per annum on the principal amount of the Notes, payable semi-annually in arrears in cash on February 15 and August 15 of each year, starting on August 15, 2007.
If a designated event, as defined in the applicable indenture, occurs prior to the maturity date, subject to certain limitations, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date.

The Notes will be senior unsecured obligations and will rank equally with all of the Company’s existing and future senior debt and senior to any of the Company’s subordinated debt. The Notes will be structurally subordinated to all of the Company’s existing and future secured indebtedness and all existing and future liabilities of the Company’s subsidiaries, including trade payables.
In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of February 16, 2007, with the initial purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed (1) to file with the Securities and Exchange Commission a shelf registration statement covering resales of the Notes and the shares of common stock issuable upon conversion of the notes; (2) to use its commercially reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 180 days after the date the notes are originally issued; and (3) to use its commercially reasonable best efforts to keep effective the shelf registration statement until the earliest of (i) the sale of all outstanding registrable securities registered under the shelf registration statement, (ii) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to the notes held by non-affiliates of Illumina, and (iii) two years after the effective date of the shelf registration statement. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2, is incorporated herein by reference, and hereby filed; the description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.
In connection with the offering of the notes, the Company has entered into convertible note hedge transactions with certain of the initial purchasers and/or their affiliates (the “counterparties”). These transactions reduce the potential dilution upon conversion of the notes. The Company has also entered into warrant transactions with the counterparties. The warrant transactions could have a dilutive effect on the Company’s earnings per share to the extent that the price of the Company’s common stock during the measurement period at maturity of the warrants exceeds the strike price of the warrants. The Company has used a portion of the net proceeds of this offering and the warrant transactions to pay the cost of the convertible note hedge transactions. In connection with the initial purchasers’ exercise of their option to purchase additional notes, the Company sold additional warrants and used a portion of the net proceeds from the sale of the additional notes and the sale of the additional warrants to increase the size of the convertible note hedge transactions. Copies of the Confirmations of Convertible Bond Hedge Transaction are attached hereto as Exhibit 10.1 and 10.2 and are incorporated herein by reference and hereby filed; the description of the convertible note hedge transactions in this report is a summary and is qualified in its entirety by the terms of the Confirmations of the Convertible Bond Hedge Transactions. Copies of the Confirmations of Issuer Warrant Transactions and the Amendments to the Confirmations of Issuer Warrant Transactions are attached hereto as Exhibits 10.3, 10.4, 10.5 and 10.6, and are incorporated herein by reference and hereby filed; the description of the warrant transactions in this report is a summary and is qualified in its entirety by the terms of the Confirmations of Issuer Warrant Transactions and the Amendments to the Confirmations of Issuer Warrant Transactions.
In addition, the Company used approximately $202 million of the net proceeds to purchase shares of its common stock in privately negotiated transactions concurrently with the offering.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 is contained in Item 1.01 and Item 8.01 and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities
On February 12, 2007, the Company agreed to sell to the initial purchasers $400 million principal amount of the notes through offerings to qualified institutional buyers pursuant to Rule 144A under the Securities Act, which included the exercise of the initial purchasers’ option to purchase up to an additional $50 million aggregate principal amount of Notes. The net proceeds from the offering, after deducting the initial purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $390.0 million, including the exercise of the initial purchasers’ option to purchase additional notes in full. The initial purchasers received an aggregate commission of $9.0 million in connection with the offering of the Notes.
The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.
The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Also on February 12, 2007, the Company agreed to sell warrants to acquire, subject to customary anti-dilution adjustments, approximately 9.2 million shares of Common Stock at a strike price of $62.87 per share of common stock in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Company received aggregate proceeds of approximately $92.4 million from the sale of the warrants.
Additional information pertaining to the Notes and the warrants is contained in Item 1.01 and is incorporated herein by reference.
Neither the warrants nor the underlying Common Stock issuable upon conversion of the warrants have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Item 8.01 Other Events
On February 12, 2007, Illumina, Inc. issued the press release filed herewith as Exhibit 99.1 and incorporated by reference herein.
On February 13, 2007, Illumina, Inc. issued the press release filed herewith as Exhibit 99.2 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Document Description
1.1	Purchase Agreement, dated February 12, 2007 between the Company and the Initial Purchasers named therein.

4.1	Indenture related to the Convertible Senior Notes, due 2014, dated as of February 16, 2007, between Illumina Inc. and Bank of New York, as trustee.

4.2	Registration Rights Agreement, dated as of June 28, 2006, among Illumina Inc., and the Initial Purchasers named therein.

10.1	Confirmation of Convertible Bond Hedge Transaction, dated February 12, 2007, by and between Illumina, Inc. and Goldman, Sachs & Co.

10.2	Confirmation of Convertible Bond Hedge Transaction, dated February 12, 2007, by and between Illumina, Inc. and Deutsche Bank AG London.

10.3	Confirmation of Issuer Warrant Transaction, dated February 12, 2007, by and between Illumina, Inc. and Goldman, Sachs & Co.

10.4	Confirmation of Issuer Warrant Transaction, dated February 12, 2007, by and between Illumina, Inc. and Deutsche Bank AG London.

10.5	Amendment to the Confirmation of Issuer Warrant Transaction, dated February 13, 2007, by and between Illumina, Inc. and Goldman, Sachs & Co.

10.6	Amendment to the Confirmation of Issuer Warrant Transaction, dated February 13, 2007, by and between Illumina, Inc. and Deutsche Bank AG London.

99.1	Press release dated February 12, 2007.

99.2	Press release dated February 13, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Illumina, Inc.

Date: February 16, 2007	/s/ Christian O. Henry
Christian O. Henry
Senior Vice President and Chief Financial Officer